UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2012

CDW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-169258	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 N. Milwaukee Avenue Vernon Hills, Illinois		60061
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Existing Senior Note Supplemental Indenture

On February 17, 2012, CDW Corporation announced that, in connection with the previously announced cash tender offer and consent solicitation by its wholly owned subsidiaries, CDW LLC and CDW Finance Corporation (together, the “Issuers”), for all of the Issuers’ outstanding $49,321,000 aggregate principal amount of 11.00% Senior Exchange Notes due 2015 (the “Existing Senior Cash Pay Notes”) and all of the Issuers’ outstanding $79,672,076 aggregate principal amount of 11.50% / 12.25% Senior PIK Election Exchange Notes due 2015 (the “Existing Senior PIK Election Notes,” and together with the Existing Senior Cash Pay Notes, the “Existing Senior Notes”), pursuant to the Issuers’ Offer to Purchase and Consent Solicitation Statement, dated as of February 2, 2012 (as amended or supplemented, the “Offer to Purchase”), the Issuers have received the requisite consents to adopt proposed amendments to the indenture governing the Existing Senior Notes (the “Existing Senior Note Indenture”) that, among other things, eliminate substantially all of the restrictive covenants and certain events of default contained in the Existing Senior Note Indenture.

As of 5:00 p.m., New York City time, on February 16, 2012 (such date and time, the “Consent Date”), holders of $49,158,999 of the Existing Senior Cash Pay Notes and $71,435,555 of the Existing Senior PIK Election Notes, together representing approximately 93.49% of the Existing Senior Notes, had tendered their Existing Senior Notes in the tender offer and consented to the proposed amendments to the Existing Senior Note Indenture.

Upon receiving the requisite consents, the Issuers, the applicable guarantors and U.S. Bank National Association, as trustee, executed a supplemental indenture with respect to the Existing Senior Note Indenture implementing the proposed amendments described above. The supplemental indenture became effective upon execution, and the amendments to the Existing Senior Note Indenture became operative upon acceptance of the tendered Existing Senior Notes by the Issuers on February 17, 2012 pursuant to the terms and conditions described in the Offer to Purchase. A copy of the supplemental indenture is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Additional 8.5% Senior Notes due 2019

On February 17, 2012, the Issuers completed the sale of an additional $130.0 million aggregate principal amount of 8.5% Senior Notes due 2019 (the “New Notes”) at an issue price of 104.375% of the principal amount of the New Notes in a private placement to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The New Notes were issued as additional notes under the indenture dated as of April 13, 2011, under which certain escrow corporations, which have since been dissolved, previously issued, and the Issuers subsequently assumed, $1,175.0 million aggregate principal amount of 8.5% Senior Notes due 2019 (the “Original Notes”). The New Notes and the Original Notes have identical terms and, once the New Notes have been exchanged for notes registered under the Securities Act, will trade fungibly. The New Notes mature on April 1, 2019 and bear interest at a rate of 8.5% per annum, payable semi-annually on April 1 and October 1 of each year. Interest will accrue from October 1, 2011, and the first interest payment date will be April 1, 2012.

All of the proceeds from the offering will be used, along with cash on hand and/or advances under our senior secured revolving credit facility, to pay the consideration in the Issuers’ concurrent tender offer and consent solicitation for any and all of the Issuers’ outstanding $129.0 million aggregate principal amount of Existing Senior Notes and to pay for the redemption of any Existing Senior Notes that were not validly tendered and/or were validly withdrawn in the tender offer and consent solicitation.

A copy of the press release announcing the closing of the offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Indenture

The terms of the New Notes are governed by the indenture (as amended or supplemented, the “Senior Note Indenture”), dated as of April 13, 2011, among the Issuers, the guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), and the New Notes and Original Notes constitute a single series of notes under the Senior Note Indenture.

The Issuers may redeem the New Notes, in whole or in part, at any time prior to April 1, 2015 at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to the redemption date, plus the applicable “make-whole” premium, as described in the Senior Note Indenture. The Issuers may redeem the New Notes, in whole or in part, at any time on or after April 1, 2015 at a redemption price equal to 100% of the principal amount of the New Notes, plus accrued and unpaid interest to the redemption date, plus a premium declining over time as set forth in the Senior Note Indenture. In addition, at any time prior to April 1, 2014, the Issuers may redeem up to 40% of the aggregate principal amount of the notes issued under the Senior Note Indenture with the proceeds of certain equity offerings, as described in the Senior Note Indenture, at a redemption price equal to 108.5% of the principal amount of the notes, plus accrued and unpaid interest to the redemption date. If CDW LLC experiences certain change of control events, holders of notes may require CDW LLC to repurchase all or part of their notes at 101% of the principal amount of the notes, plus accrued and unpaid interest to the repurchase date.

As previously disclosed, the Senior Note Indenture contains covenants that, among other things, restrict the ability of CDW LLC and the Guarantors to, among other things, incur or guarantee additional indebtedness or issue preferred stock; pay dividends and make other restricted payments; incur restrictions on the payment of dividends or other distributions from restricted subsidiaries; create or incur certain liens; make certain investments; transfer or sell assets; engage in transactions with affiliates; and merge or consolidate with other companies or transfer all or substantially all of its assets. The Senior Note Indenture also contains certain restrictions on the business activities, assets and liabilities of CDW Finance Corporation. These covenants are subject to a number of other limitations and exceptions set forth in the Senior Note Indenture.

The Senior Note Indenture also provides for customary events of default, including failure to pay any principal or interest when due, failure to comply with covenants and cross acceleration provisions. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding notes will become due and payable immediately without further action or notice. If any other event of default under the Senior Note Indenture occurs or is continuing, the Trustee, acting at the written direction of the holders of at least 25% in aggregate principal amount of the then outstanding notes, may declare all of the notes to be due and payable immediately.

The description of the New Notes contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Senior Note Indenture, which is incorporated herein by reference.

Registration Rights Agreement

The New Notes are entitled to registration rights pursuant to a registration rights agreement, dated as of February 17, 2012 (the “Registration Rights Agreement”), among the Issuers, the Guarantors and the initial purchaser of the New Notes. The Issuers are required to use commercially reasonable efforts to file an exchange offer registration statement with the Securities and Exchange Commission (the “SEC”), have such registration statement declared effective by the SEC and complete the exchange offer by December 13, 2012, and in certain limited circumstances, to file a shelf registration statement. If the Issuers breach certain of their obligations under the Registration Rights Agreement (including any obligations related to the requirement to complete the exchange offer), the interest rate for the New Notes will increase by 0.25% per annum so long as the registration default continues, increasing by an additional 0.25% per annum if such default continues for any subsequent 90-day period, up to a maximum of 0.50% per annum.

The description of the Registration Rights Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 4.7, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 17, 2012, the Issuers issued a notice of redemption to holders of its Existing Senior Notes that the remaining $8,398,521 of Existing Senior Notes that were not validly tendered and/or were validly withdrawn in the tender offer and consent solicitation on or prior to the Consent Date will be redeemed by the Issuers on March 19, 2012 (the “Redemption Date”). The Existing Senior Cash Pay Notes will be redeemed at a redemption price of 105.50% of the principal amount thereof plus accrued and unpaid interest to, but not including, the Redemption Date in accordance with the provisions of the Senior Note Indenture. The Existing Senior PIK Election Notes will be redeemed at a redemption price of 105.75% of the principal amount thereof plus accrued and unpaid interest to, but not including, the Redemption Date in accordance with the provisions of the Existing Senior Note Indenture.

Item 3.03.	Material Modification to Rights of Security Holders.

On February 17, 2012, the Issuers accepted for purchase the $120,594,554 million aggregate principal amount of the Existing Senior Notes (approximately 93.49% of the outstanding aggregate principal amount of Existing Senior Notes) that were tendered prior to the Consent Date pursuant to its previously announced tender offer and consent solicitation. Upon such acceptances, the amendments to the indenture governing the Existing Senior Notes set forth in that certain supplemental indenture dated February 16, 2012 became operative. Accordingly, substantially all of the restrictive covenants and certain events of default contained in the Existing Senior Note Indenture have been eliminated.

Item 8.01.	Other Events.

On February 16, 2012, CDW Corporation issued a press release announcing the completion of the offering of the New Notes, the early settlement of the tender offer and consent solicitation and the Issuers’ receipt of the requisite consents pursuant to the tender offer and consent solicitation. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Third Senior Exchange Note Supplemental Indenture, dated as of February 16, 2012, by and among the Issuers, the Guarantors and the Trustee.

4.2	Indenture, dated as of April 13, 2011, by and between CDW Escrow Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to CDW Corporation’s Current Report on Form 8-K filed on April 14, 2011).

4.3	Supplemental Indenture, dated as of April 13, 2011, by and among CDW Escrow Corporation, the Issuers, the Guarantors and the Trustee (incorporated by reference to Exhibit 4.2 to CDW Corporation’s Current Report on Form 8-K filed on April 14, 2011).

4.4	Second Supplemental Indenture, dated as of May 20, 2011, by and among CDW Escrow Corporation, the Issuers, the Guarantors and the Trustee (incorporated by reference to Exhibit 4.1 to CDW Corporation’s Current Report on Form 8-K filed on May 23, 2011).

4.5	Third Supplemental Indenture, dated as of February 17, 2012, by and among the Issuers, the Guarantors and the Trustee.

4.6	Form of 8.5% Senior Note due 2019 (included as Exhibit A to Exhibit 4.2).

4.7	Registration Rights Agreement, dated as of February 17, 2012, by and among the Issuers, the Guarantors and the initial purchaser of the New Notes.

99.1	Press release dated February 17, 2012, announcing the closing of the offering of New Notes, the early settlement of the tender offer and consent solicitation, and the receipt of the requisite consents pursuant to the tender offer and consent solicitation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date: February 17, 2012	By:	/s/ Ann E. Ziegler
Ann E. Ziegler
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Third Senior Exchange Note Supplemental Indenture, dated as of February 16, 2012, by and among the Issuers, the Guarantors and the Trustee.

4.2	Indenture, dated as of April 13, 2011, by and between CDW Escrow Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to CDW Corporation’s Current Report on Form 8-K filed on April 14, 2011).

4.3	Supplemental Indenture, dated as of April 13, 2011, by and among CDW Escrow Corporation, the Issuers, the Guarantors and the Trustee (incorporated by reference to Exhibit 4.2 to CDW Corporation’s Current Report on Form 8-K filed on April 14, 2011).

4.4	Second Supplemental Indenture, dated as of May 20, 2011, by and among CDW Escrow Corporation, the Issuers, the Guarantors and the Trustee (incorporated by reference to Exhibit 4.1 to CDW Corporation’s Current Report on Form 8-K filed on May 23, 2011).

4.5	Third Supplemental Indenture, dated as of February 17, 2012, by and among the Issuers, the Guarantors and the Trustee.

4.6	Form of 8.5% Senior Note due 2019 (included as Exhibit A to Exhibit 4.2).

4.7	Registration Rights Agreement, dated as of February 17, 2012, by and among the Issuers, the Guarantors and the initial purchaser of the New Notes.

99.1	Press release dated February 17, 2012, announcing the closing of the offering of New Notes, the early settlement of the tender offer and consent solicitation, and the receipt of the requisite consents pursuant to the tender offer and consent solicitation.